Exhibit 1.01

BioTelemetry, Inc.
Conflict Minerals Report for the year ended December 31, 2017
This Conflict Minerals Report of BioTelemetry, Inc. for the year ended December 31, 2017, is provided pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the U.S. Securities and Exchange Commission (the “SEC”) to implement disclosure and reporting requirements pursuant to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. As permitted by the Rule and in accordance with guidance issued by the SEC on April 29, 2014, this report has not been subject to an independent private sector audit.

1. Introduction
BioTelemetry, Inc. (hereinafter “BioTelemetry,” the “Company,” “we,” “us,” or “our”) provides monitoring services and digital population health management for healthcare providers, medical device manufacturing and centralized core laboratory services for clinical research. Since we became focused on cardiac monitoring in 1999, we have developed a proprietary integrated patient management platform that incorporates a wireless data transmission network, U.S. Food and Drug Administration (“FDA”) cleared algorithms, medical devices and 24-hour monitoring service centers. On December 1, 2016, BioTelemetry completed the acquisition of Telcare Medical Supply, Inc., and in accordance with the Rule, the business acquired will be part of our 2018 reporting and compliance included on the Form SD to be filed next year. On July 12, 2017, BioTelemetry completed the acquisition of LifeWatch AG, and in accordance with the Rule, the business acquired will be part of our 2019 reporting and compliance included on the Form SD to be filed in 2020.
This report has been prepared by the management of BioTelemetry.
In accordance with the Rule, this report is available on our website: www.gobio.com/investors/corporate-governance/.

2. Supply chain description and Reasonable Country of Origin Inquiry
2.1 General information on BioTelemetry’s supply chain
The hardware provided by BioTelemetry largely consists of electronics. Our supply chain is complex with multiple tiers of suppliers, and we are a remote downstream participant. For manufacturing, BioTelemetry purchases customized and standardized components from several global providers as well as from local and regional suppliers, either off-the-shelf or in accordance with BioTelemetry’s design or specifications. Certain types of components are produced in-house. The production of printed circuit boards and molded plastic components is mostly outsourced to manufacturing services companies. Final configuration of products is largely done in-house and on-demand. This consists of assembling and testing modules and integrating them into complete units.

2.2 Overview of BioTelemetry’s Conflict Minerals Program and Reasonable Country of Origin Inquiry
BioTelemetry gathers conflict minerals information from our suppliers. Through this we know that many of our products contain tin, tantalum, tungsten and gold (“3TG”) that are necessary to the functionality of those products.
As part of BioTelemetry’s commitment to responsible sourcing, human rights and sustainability, it is our goal that the 3TG in our products should not, directly or indirectly, finance or benefit armed groups in the Democratic Republic of Congo or adjoining countries (collectively, the “DRC”). At the same time, we aim to continue supporting responsible mineral sourcing in the region. BioTelemetry’s efforts with respect to 3TG are aligned to the work of the Conflict-Free Sourcing Initiative (“CFSI”) and our aim is to improve the traceability in our supply chain.
BioTelemetry does not ban materials from the DRC or avoid using 3TGs. We have a program team and utilize outside advisors to fulfill compliance with the Rule, perform the Reasonable Country of Origin Inquiry and report on 3TG. This team is responsible for BioTelemetry’s 3TG implementation work and senior management is regularly informed about matters relating to 3TG.
BioTelemetry relies on its first-tier suppliers to provide information on the origin of 3TG contained in components and parts included in BioTelemetry’s products. This includes sources of 3TG that are supplied to them from sub-suppliers. Our first-tier suppliers are similarly reliant upon information provided by their upstream suppliers. Certain of BioTelemetry’s large hardware suppliers are also SEC registrants and subject to the Rule.
The identification of first-tier suppliers of BioTelemetry that are in scope under the Rule involves different regions, business units and production sites that are part of BioTelemetry’s global organization. The sourcing organization has an important role in leading and coordinating the work. Suppliers identified to be in scope are first-tier suppliers of BioTelemetry supplying (i) products containing 3TG that BioTelemetry contracts to manufacture, (ii) materials, parts, components and other products, containing 3TG, that are incorporated into or included in a product manufactured by BioTelemetry, or (iii) materials used in the production of BioTelemetry’s products where 3TG becomes part of the final product. Suppliers of products that BioTelemetry does not contract to manufacture (i.e. products purchased “off the shelf”) and not included in, or incorporated into, a BioTelemetry product have been considered out of scope for purposes of the Rule. In our annual inquiry, we survey first-tier suppliers identified to be in scope and analyze and follow up upon responses as we deem appropriate. Accordingly, during 2018, BioTelemetry conducted a reasonable country of origin inquiry to determine the origin of the 3TG in BioTelemetry’s products.
BioTelemetry believes that industry cooperation is one of the best ways to address issues related to 3TG in an efficient and transparent way. BioTelemetry is engaged and actively cooperates with supply-chain participants and supports the 3TG industry initiatives such as the CFSI driven by the Global e-Sustainability Initiative (“GeSI”) and the Electronic Industry Citizenship Coalition (“EICC”).
In accordance with the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements for gold, tin, tantalum and tungsten (the “OECD Guidance”), we support the CFSI’s audit of smelters’ and refiners’ due diligence activities. In our internal processes, we use information obtained using CFSI’s Reasonable Country of Origin Inquiry Data for BioTelemetry.
We have identified the following products that may contain Conflict Minerals necessary to the functionality or production of products manufactured, or contracted to manufacture, by our consolidated legal entity, Universal Medical, Inc.: Pacetrak Plus, Pacetrak ENR, Pacetrak Speaks, Heartrak Smart, Heartrak Smart AF, Heartrak 2, Heartrak ECAT, Heartrak TCAT, Heartrak ECAT2, Heartrak Smart Wireless, and Cardiostation Transtelephonic Module.
We have identified the following products that may contain Conflict Minerals necessary to the functionality or production of products manufactured, or contracted to manufacture, by our consolidated legal entity, Braemar Manufacturing, LLC: DL800, DL900, DL1200, DTXT, PORT/DOCK, ER8, ER9, ER920W, LOOPER, PER900, Fusion, C5, PSITECIII, CardioKey, EZPUMP, BTP-1000S and BTP-1000M.

3. Due Diligence
BioTelemetry has processes in place for the purpose of exercising due diligence in the supply chain. The design of the due diligence processes conforms substantially to the OECD Guidance as it relates to “downstream” purchasers of products and components. Our position in the supply chain is remote. We do not have a direct relationship with mining companies or with 3TG smelters and refiners, nor do we perform direct audits of these entities that provide our supply chain with 3TG. We rely upon industry efforts to influence smelters and refiners to be audited and certified through CFSI’s Conflict Free Smelter Program.
The due diligence processes have been described below under sub-headings corresponding to the five-step framework of the OECD Guidance.

3.1 Maintain strong management systems
The first step relates to strong management systems. As mentioned above, BioTelemetry has established a program team for reporting on 3TG and compliance with the Rule. This team is responsible for the 3TG implementation work and senior management is regularly informed about matters relating to 3TG. Controls include, but are not limited to, supplier requirements relating to 3TG as described above and are integrated in our template supplier agreements.
With respect to 2017, identification of smelters/refiners in our supply chain was made via the use of due diligence tools created by the CFSI, including the EICC/GeSI Conflict Minerals Reporting Template 4.01 (the “Template”). The Template is a supply chain survey designed to identify the smelters and refiners that process the necessary 3TG contained in our supply chain. The information from our suppliers, in combination with information from the CFSI, helps BioTelemetry to obtain information on the origin of minerals processed. Data obtained was reviewed and analyzed by BioTelemetry.
We have grievance mechanisms, notably a whistleblower tool, managed by an external service provider, for the reporting of alleged violations of laws or the Code of Business Ethics that relate to corruption, questionable accounting, or auditing matters that seriously affect vital interests of the Group or Compliance, in general. Violations reported through the whistleblower tool are handled by

BioTelemetry’s Group Compliance Forum, consisting of representatives from BioTelemetry’s Group Function Legal Affairs and Group Function Human Resources. Information regarding incidents is reported to the Compliance and Audit Committees. Reports include measures taken, details of the responsible Group function and the status of any investigation.

3.2 Identify and assess risk in the supply chain
In the second step, risks are identified and assessed. Downstream companies should, with help from their first tier suppliers, identify smelters and refiners in the supply chain.
In BioTelemetry’s 2017 survey, first tier suppliers identified to be in scope were requested by BioTelemetry to provide information on 3TG in their supply chain through completing and submitting the Template. Suppliers were provided with support material, including the generally available instructions and training illustrating the use of the tool that is available on CFSI’s website. To ensure sufficient quality, a high response rate and to minimize risks, the responses received were continuously analyzed and followed up as deemed appropriate. The data obtained was saved, reviewed and analyzed by BioTelemetry. Supplier responses were reviewed against criteria developed to determine which responses required further engagement with our suppliers. These criteria were developed to identify whether the responses from suppliers were incomplete and where further inquiries were necessary. Suppliers were contacted via e-mail or telephone to improve the quality of responses and increase the response rate.
We have had a risk based approach focused on suppliers with incomplete data since they are typically deemed to constitute a higher risk. As part of the risk mitigation efforts, additional efforts were mainly targeted at suppliers that are awarded large parts of our business on an ongoing basis.

3.3 Design and implement a strategy to respond to identified risks
Under the third step companies are encouraged to design and implement a strategy to respond to identified risks. Due diligence within BioTelemetry is an on-going process, both proactive and reactive, where suppliers are continuously evaluated against BioTelemetry’s requirements to ensure that these requirements are systematically incorporated in the suppliers’ processes.
We continuously work to improve our due diligence processes with respect to 3TG, mainly focusing on the quality of data received from suppliers surveyed. This includes communication and collaboration with suppliers for purposes of improving the response rate of surveyed suppliers and improving the reliability and quality of the information provided. As described above, we have a risk based approach when reviewing and following up supplier responses and we generally prioritize suppliers that we frequently purchase from.

3.4 Independent third party audit of smelters’/refiners’ due diligence practices
The fourth step focuses on analysis of smelters’/refiners’ due diligence practices. We support the Conflict Free Smelter Program (“CFSP”) as well as the development and implementation of due diligence practices and tools such as the Template. Due to the structure of our supply chain, there can be many tiers of suppliers between BioTelemetry and the smelters and refiners in the supply chain. We analyze the received data on smelters and refiners and compare such information against the list of facilities that have received a “conflict free” designation from the CFSP. Via the CFSI we also can access information on country of origin and due diligence information on the 3TG sourced by such facilities.

3.5 Report annually on supply chain due diligence
The fifth step encourages reporting on supply chain due diligence. We have a public statement on 3TG on our external website and strive to continuously increase 3TG awareness within BioTelemetry and among suppliers. BioTelemetry’s public statement on the sourcing of 3TG is available on our website: www.gobio.com/investors/corporate-governance/.
In accordance with the Rule, we make our Conflict Minerals Policy available on our website: www.gobio.com/investors/corporate-governance/.

4. Due diligence results - 2017
For the calendar year 2017, our inquiries were made on the supplier level. Inquiries also include responses where suppliers were unable to specify the smelters or refiners used for components supplied to us and certain responses included names of smelters or refiners that we believe may have been misidentified as smelters or refiners that we believe are not operational. Such names have not been listed among identified smelters and refiners.
The response rate among suppliers surveyed in 2017 was 74%. A higher response rate was achieved in the group of suppliers that are awarded a larger part of our business. Among the supplier responses, we identified approximately 340 unique smelters as potential sources of 3TG that were reported to be in the supply chain at some point during the 2017 calendar year. The following table presents, by mineral, the percentages of identified smelters or refiners in our supply chain that have been verified as conflict-free or pledged or committed to CFSI validation.

Metal	Identified smelters verified as CFSP conflict-free, or the smelter pledged or committed to CFSI validation	Number of identified smelters for each metal
Tantalum	80.0%	50
Tungsten	95.0%	56
Tin	78.7%	89
Gold	78.0%	150
We have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the locations of origin of the 3TG in our supply chain. A list of identified smelters, by mineral, is contained in “Annex I.”

During 2018, we expect to continue to review and evolve our due diligence processes with respect to 3TG. As part of these efforts, we expect to collaborate with suppliers for purposes of further improving the supplier response rate and the reliability and quality of information provided.
Due to the size, breadth and complexity of our products, and the constant evolution of our supply chain, the process of successfully tracing all of the conflict minerals used in our products back to their country of origin will require additional time and resources. We are committed to implementing processes to improve the quantity and quality of responses from our supply chain and to verifying the accuracy and completeness of the information we receive directly from suppliers or which is otherwise available to us through industry and other initiatives.
Our ability to make determinations about the presence and source of origin of 3TGs in our products depends upon a number of factors including, but not limited to, (i) the respective due diligence efforts of our tier one suppliers and their supply chain, as well as their willingness to disclose such information to us, and (ii) the ability and willingness of our supply chain to adopt the OECD Guidance and other initiatives or guidance that may develop over time with respect to responsible sourcing. The failure to obtain reliable information from any level of our supply chain could have a material impact on our ability to provide meaningful information on the presence and origin of 3TGs in our products’ supply chain with any reasonable degree of certainty. There can be no assurance that our suppliers will continue to cooperate with our diligence inquiries and our requests for certifications or to provide us with the documentation or other evidence that we consider reliable or in a time frame sufficient to allow us to make a reasonable and reliable assessment following appropriate further diligence measures, as may be required.

5. Forward Looking Statements
Certain of the matters discussed in this report, including in particular our due diligence processes with respect to 3TG, include forward-looking statements. Readers of this document are cautioned that our forward-looking statements are not guarantees of our future actions, which may differ materially from the expectations expressed in the forward-looking statements. We expressly disclaim a duty to provide updates to these forward-looking statements after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.
The information included on any websites that appear in this report and other materials referenced to is not incorporated by reference in this report.

Annex I

Metal	Smelter or Refiner Name	Smelter Country
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	AGR Mathey	AUSTRALIA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Brazil	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	AURA-II	UNITED STATES OF AMERICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	China's Shandong Gold Mining Co., Ltd	CHINA
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	REPUBLIC OF KOREA
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Do Sung Corporation	REPUBLIC OF KOREA
Gold	Doduco	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA

Metal	Smelter or Refiner Name	Smelter Country
Gold	HeeSung Metal Ltd.	REPUBLIC OF KOREA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	REPUBLIC OF KOREA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	Korea Zinc Co., Ltd.	REPUBLIC OF KOREA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	REPUBLIC OF KOREA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Switzerland	SWITZERLAND
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY

Metal	Smelter or Refiner Name	Smelter Country
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	REPUBLIC OF KOREA
Gold	Samwon Metals Corp.	REPUBLIC OF KOREA
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	Smelter not listed	ITALY
Gold	SMM	JAPAN
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	SungEel HiMetal Co., Ltd.	REPUBLIC OF KOREA
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Denshi Kogyo K.K	JAPAN
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	REPUBLIC OF KOREA
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND

Metal	Smelter or Refiner Name	Smelter Country
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Valcambi S.A.	SWITZERLAND
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongjin Gold Corporation Limited	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Duoluoshan	CHINA
Tantalum	E.S.R. Electronics	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Limited.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	Power Resources Ltd.	MACEDONIA

Metal	Smelter or Refiner Name	Smelter Country
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA
Tantalum	ULBA	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	An Thai Minerals Co., Ltd.	VIETNAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	Brand IMLI	INDONESIA
Tin	Brand RBT	INDONESIA
Tin	Chengfeng Metals Co Pte Ltd	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Rare Metal Material Co., Ltd.	CHINA
Tin	China Tin (Hechi)	CHINA
Tin	China Yunnan Tin Co Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	Elmet S.L.U.	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Funsur Smelter	PERU
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA

Metal	Smelter or Refiner Name	Smelter Country
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Kundur Smelter	INDONESIA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Mentok Smelter	INDONESIA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	OMSA	BOLIVIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL

Metal	Smelter or Refiner Name	Smelter Country
Tin	Super Ligas	BRAZIL
Tin	Thailand Smelting & Refining Co Ltd	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	ATI Metalworking Products	UNITED STATES OF AMERICA
Tungsten	Chaozhou Xianglu Tungsten Industry Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA

Metal	Smelter or Refiner Name	Smelter Country
Tungsten	Woltech Korea Co., Ltd.	REPUBLIC OF KOREA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA